                                                                    EXHIBIT 4.2


                             SECURITY AGREEMENT

        This SECURITY AGREEMENT (hereinafter called this "Agreement") is made _______________, 199__, by and between FACT OF WEST FLORIDA, INC., a Florida corporation, located at Two Prestige Place, 2650 McCormick Drive, Suite 185, Clearwater, Florida 34619(hereinafter called "Debtor") and _________________, as Trustee on behalf of those persons listed on Schedule A (hereinafter collectively called "Secured Party").

        In consideration of the covenants and conditions stated in this Agreement, the parties agree as follows:

        1.      Indebtedness Secured.

                This Agreement and the Security Interest secure the payment of certain Secured Notes issued and executed by Debtor, pursuant to the Indenture of Trust (the "Indenture") dated ________________, by and between Debtor and _______________________ and made payable to the holders of such Secured Notes in the aggregate principal sum of up to $9,900,000 (hereinafter collectively called the "Note"), together with all other indebtedness of every kind or nature owing by Debtor to Secured Party, whether now existing or hereafter incurred, direct or indirect, absolute or contingent, and whether the indebtedness is from time to time reduced and thereafter increased or entirely extinguished and thereafter reincurred, and including any sums advanced and any costs and expenses incurred by Secured Party pursuant to this Agreement, the Note or any other note or evidence of indebtedness (all of such is herein sometimes referred to as the "Indebtedness").

        2.      Security Interest.

                For value received, Debtor hereby grants to Secured Party a security interest (the "Security Interest") in and to all of the following:
any and all retail motor vehicle installment sale contracts (the "Contracts") acquired with the funds constituting the Indebtedness or with funds received from the repayment of said Contracts (the "Replacement Contracts") or the Replacement Contracts, which Contracts or Replacement Contracts are originated in connection with the financing of new and used automobiles and light-duty trucks (the "Vehicles"), including all rights to receive payments thereunder and security interests in and instruments of title to the Vehicles, whether now owned or hereafter acquired, all funds in the following bank account __________________; all proceeds of the offering pursuant to the Registration Statement of Debtor declared effective by the Securities and Exchange Commission on _______________, 1994 (the "Registration Statement"); and in all products thereof and all cash and non-cash proceeds of any of the foregoing, in any form, including, without limitation, proceeds of insurance policies from the loss thereof, all titles to the Vehicles and all assignment of liens, all Contracts, Vehicle Titles, assignments or other documents and instruments located in a segregated, locked fireproof file cabinet marked "Cabinet #_____________ -__________________________. - Secured Notes - Series ___" in
the possession, custody and control of the Custodian as described in paragraph
4.5 hereof (all of the foregoing hereinafter called the "Collateral"); provided, however, that the security interest granted hereunder is subject to the conditions and limitations set forth in the Registration Statement and the Collateral may be released to Debtor as set forth in the Custodian Agreement.


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        3.      Representation and Warranties of Debtor.

                Debtor represents and warrants and, so long as any portion of the Indebtedness remains unpaid, shall be deemed continuously to represent and warrant that:

                3.1. Debtor is the owner of the Collateral free and clear of all security interests or other encumbrances and claims of any kind or nature in favor of any third persons, and Secured Party has a first, perfected security interest in all of the Collateral;

                3.2. Debtor is authorized to enter into this Agreement and into the transactions contemplated hereby and evidenced by the Note;

                3.3. The Collateral is used or bought for use solely in business operations, and all of the relevant Collateral will remain personal property regardless of the manner in which any of it may be affixed to real property.

        4.      Covenants of Debtor.

                Debtor covenants that so long as any Indebtedness remains unpaid, Debtor:

                4.1. Will defend the Collateral against the claims and demands of all other parties, except purchasers of inventory in the ordinary course of business;

                4.2. Will keep the Collateral free and clear from all security interests, liens and other encumbrances and claims of any kind or nature in favor of any third persons, except the Security Interest; and Debtor will not pledge the Collateral as security for any debts or obligations other than the Notes;

                4.3. Will not sell, pledge, transfer, assign, deliver, or otherwise dispose of any Collateral or any interest therein, except that until the occurrence of an Event of Default (as defined in paragraph 7.1 of this Agreement) it may deal with the Collateral, including taking any aforementioned action, as described in the Registration Statement;

                4.4. Will keep in accordance with generally accepted accounting principles, consistently applied, accurate and complete records concerning the Collateral; will mark such records and, upon request of the Secured Party made from time to time, the Collateral to give notice of the Security Interest; and will, upon request made from time to time, permit the Secured Party or its agents to inspect the Collateral and the Debtor's records concerning the Collateral and to audit and make abstracts of such records or any of the Debtor's books, ledgers, reports, correspondence and other records;

                4.5. Upon demand will deliver to the Custodian for the Secured Party any instruments, documents of title and chattel paper representing or relating to the Collateral or any part thereof, and all schedules, invoices, shipping, or delivery receipts, together with the endorsement or assignment described in the Registration Statement and all other documents representing or relating to purchases or other acquisitions or sales described in the Registration Statement or other dispositions of the Collateral and the proceeds thereof and any and all other schedules, documents, and statements in accordance with the terms of that certain Custodian Agreement between the Debtor, Custodian and Trustee on behalf of the Secured Party of even date herewith;

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                4.6.    Will notify the Secured Party in writing at least
thirty (30) days in advance of any change in the Debtor's address specified on the first page of this Agreement, of any change in the location or of any additional locations at which the Collateral is kept, of any change in the address at which records concerning the Collateral are kept and of any change in the location of the Debtor's residence, chief executive office or principal place of business;

                4.7. Will make any amendment, alteration, modification or cancellation of or substitution for or credits, adjustments or allowances on any Collateral only as described in the Registration Statement;

                4.8. Will execute and deliver to the Secured Party such financing statements and other documents requested by the Secured Party and take such other action as described in the Registration Statement and subject to the limitations set forth herein, to perfect, protect or continue the perfection of the Security Interest and effect the purposes of this Agreement;

                4.9. Will pay or cause to be paid when due all taxes, assessments and other charges of every kind and nature which may be levied or assessed upon or against the transaction contemplated hereby or the Collateral;

                4.10. Will deliver the Collateral to the Custodian pursuant to that certain Custodian Agreement between the Corporation, Custodian and Trustee on behalf of the Secured Party of even date herewith;

                4.11. Will not make any distributions to shareholders or payments to affiliates except as set forth in the Registration Statement related to the issuance of the Notes;

                4.12. Will use the Collateral only for the purposes set forth in the Registration Statement and will not commingle the Collateral constituting cash with funds of any person or entity other than Debtor;

                4.13. Upon an Event of Default, will deliver any Collateral in the form of funds in Debtor's bank account to the Trustee and will surrender control of said accounts to the Trustee;

                4.14.   Will keep all funds which constitute the Collateral in
the following segregated Bank Account                   , and will not
commingle any other funds with funds in said account;

                4.15. Will execute and deliver to the Custodian the Assignments under the Agency Agreement which is an exhibit to the Registration Statement and the Collateral Assignments attached hereto as Exhibits A and B as required by the Secured Party.

        5.      Verification of Collateral.

                Secured Party shall have the right to verify the existence and value of the Collateral in any manner and through any medium which Secured Party may consider appropriate, and Debtor shall furnish such assistance and information and perform such acts as Secured Party may require in connection therewith.


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        6.      Future Advances.

                It is agreed that any additional loans or advances by the Secured Party secured hereby to or for the benefit of Debtor, whether such loans or advances are obligatory or are made at the option of Secured Party or otherwise, at any time within twenty (20) years from the date of this Agreement, with interest thereon at the rate agreed upon at the time of each such loan or advance, shall be equally secured with and have the same priority as the original indebtedness and be subject to all of the terms and provisions of this Agreement, whether or not such additional loan or advance is evidenced by the Note or any other promissory note of Debtor and whether or not identified by a recital that it is secured by this Agreement; provided, however, that Debtor hereby understands and agrees that this future advance provision does not in any way obligate Secured Party or any other person to make any additional loans or advances to Debtor.

        7.      Default.

                7.1. Events of Default. Subject to the following limitations, an Event of Default occurs if:

                        a. the Debtor receives written notice from a Secured Party of a default in the payment of interest on any Note when the same becomes due and payable and the default continues for a period of 30 days after receipt of such notice;

                        b. the Debtor receives written notice from a Secured Party of a default in the payment of the principal of any Note when the same becomes due and payable at maturity or otherwise after receipt of such notice;

                        c. the Debtor fails to comply with any of its other agreements in the Notes, this Agreement or the Indenture of Trust and the default continues for the period and after the notice specified below;

                        d. the Debtor pursuant to or within the meaning of any Bankruptcy Law:

                                (1)     commences a voluntary case,

                                (2)     consents to the entry of an order for
relief against it in any involuntary case,

                                (3)     consents to the appointment of a
Receiver of it or for any substantial part of its property,

                                (4)     makes a general assignment for the
benefit of its creditors, or

                                (5)     fails generally to pay its debts as
they become due; or

                        e. a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:


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                                (1)     is for relief against the Debtor in an
involuntary case,

                                (2)     appoints a Receiver of the Debtor or
for any substantial part of its property, or

                                (3)     orders the liquidation of the Debtor,
and the order or decree remains unstayed and in effect for 90 days.

        The term "Bankruptcy Law" means Title 11, United States Code, or any similar federal or state law for the relief of debtors. The term "Receiver" means any receiver, trustee, assignee, liquidator, or similar official under any Bankruptcy Law.

        A default under section (c) is not an Event of Default until the Secured Party holding at least a majority in principal amount of the Notes notifies the Debtor of the default and the Debtor does not cure the default within 90 days after receipt of the notice. The notice must specify the default, demand that it be remedied, and state that the notice is a "Notice of Default."

                7.2. Rights and Remedies Upon Default. If an Event of Default occurs and is continuing either: (a) the Secured Party, by written notice to the Debtor or (b) the Secured Party holding at least 25% in principal amount of the Notes, by written notice to the Debtor and the Trustee, may declare the principal of and accrued interest on all the Notes to be due and payable immediately. After a declaration such principal and interest shall be due and payable immediately. An acceleration and its consequences shall be rescinded if all existing Events of Default have been cured or waived prior to the entry of a judgment against the Debtor and if the rescission would not conflict with any judgment or decree.

                        Subject to the provisions of the preceding paragraph, if an Event of Default occurs and is continuing, the Secured Party may pursue any available remedy by proceeding at law or in equity to collect the payment of principal and interest on the Notes or to enforce the performance of any provision of the Notes or this Agreement.

                        Subject to the foregoing, the Secured Party holding a majority in principal amount of the Notes by notice to the Debtor may waive an existing Default or Event of Default and its consequences. When a Default or Event of Default is waived, it is cured and stops continuing and no rights and remedies thereon may continue to be enforced.

                        Notwithstanding anything to the contrary in this Agreement, Secured Party is required to proceed against and liquidate all Collateral before looking to any other assets of the Debtor.

                7.3. Notice. Debtor agrees that any notice by Secured Party of the sale, lease or other disposition of the Collateral or any other intended action hereunder, whether required by the Uniform Commercial Code or otherwise, shall constitute reasonable notice to Debtor if the notice is mailed by regular or certified mail, postage prepaid, at least ten (10) days before the date of any public sale, lease or other disposition of the Collateral, or the time after which any private sale, lease or other disposition of the Collateral is to take place, to Debtor's address as specified in this Agreement or to any other address which Debtor has notified Secured Party in writing as the address to which notices shall be given to Debtor.

                7.4. Costs. Debtor shall pay all costs and expenses incurred by Secured Party in enforcing this Agreement, realizing upon any Collateral and collecting any Indebtedness. Costs and expenses will include but not be limited to all reasonable attorneys' and paralegals' fees and expenses.


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                7.5.    Deficiency.  In the event that the proceeds of the
Collateral are insufficient to satisfy the entire unpaid Indebtedness, Debtor will be responsible for the deficiency and shall pay the same upon demand. Secured Party will account to Debtor for any proceeds of the Collateral in excess of the Indebtedness and the costs and expenses referred to in Section 7.4.

        8.      Miscellaneous.

                8.1. Perfection of Security Interest. Debtor authorizes Secured Party at Debtor's expense to file any financing statement or statements relating to the Collateral (with or without Debtor's signature thereon), and to take any other action deemed necessary or appropriate by Secured Party to perfect and to continue perfection of the Security Interest. Debtor hereby irrevocably appoints Secured Party as its attorney-in-fact to execute financing statements in Debtor's name and to perform all other acts which Secured Party deems necessary or appropriate to perfect and protect the Security Interest. Such appointment is binding and coupled with an interest. Upon request of Secured Party before or after the occurrence of an Event of Default, Debtor agrees to give Secured Party possession of any Collateral, possession of which is, in Secured Party's opinion, necessary or desirable to perfect or continue perfection or priority of the Security Interest. A photocopy of this Agreement is sufficient as a financing statement and may be filed as such if Secured Party so elects.

                8.2. Continuing Agreement. This Agreement is a continuing agreement with respect to the subject matter hereof and shall remain in full force and effect until all of the Indebtedness now or hereafter contracted for or created or existing and any extensions or renewals of the Indebtedness together with all interest thereon has been paid in full.

                8.3. Right to Proceeds. Secured Party may demand, collect, and sue for all proceeds of the Collateral (either in Debtor's or Secured Party's name at the latter's option) with the right to enforce, compromise, settle, or satisfy any claim. Debtor hereby irrevocably appoints Secured Party as Debtor's attorney-in-fact to endorse, by writing or stamp, Debtor's name on all checks, commercial paper, and other instruments pertaining to the proceeds. Such appointment is binding and coupled with an interest. Debtor also authorizes Secured Party to collect and apply against the Indebtedness any refund of insurance premiums or any insurance proceeds payable on account of the loss of or damage to any of the Collateral and hereby irrevocably appoints Secured Party as Debtor's attorney-in-fact to endorse, by writing or stamp, any check or draft representing such proceeds or refund. Such appointment is binding and coupled with an interest. Before or after an Event of Default Secured Party may notify any party obligated to pay proceeds of the Collateral of the existence of the Security Interest and may also direct them to pay all such proceeds to Secured Party.

                8.4. Property in Secured Party's Possession. As further security for the repayment of the Indebtedness, Debtor grants to Secured Party a security interest in all property of Debtor which is or may hereafter be in Secured Party's possession in any capacity, including all monies owed or to be owed by Secured Party to Debtor; and with respect to all of such property, Secured Party shall have the same rights as it has with respect to the Collateral.

                8.5. Set-Off. Without limiting any other right of Secured Party, whenever Secured Party has the right to declare any Indebtedness to be immediately due and payable, Secured Party may set off against the Indebtedness all monies then owed to Debtor by Secured Party in any capacity whether due or not.



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                8.6.    Failure to Perform; Reimbursement.  Upon Debtor's
failure to perform any of its duties hereunder, Secured Party may, but it shall not be obligated to, perform any of such duties and Debtor shall forthwith upon demand reimburse Secured Party for any expense incurred by Secured Party in doing so with interest thereof at a rate equal to the lesser of eighteen percent (18%) per annum or the maximum rate permitted by applicable law.

                8.7. Non-Waiver. No delay or omission by Secured Party in exercising any right or remedy hereunder or with respect to any Indebtedness shall operate as a waiver of that or any other right or remedy, and no single or partial exercise of any right or remedy shall preclude Secured Party from any other or future exercise of the right or remedy or the exercise of any other right or remedy. Secured Party may agree to a cure of any default by Debtor in any reasonable manner without waiving any other prior or subsequent default by Debtor.

                8.8. Third Parties. Secured Party shall have no obligation to take, and Debtor shall have the sole responsibility for taking, any steps to preserve rights against all prior parties to any document of title, general intangible, instrument or chattel paper in Secured Party's possession as Collateral or proceeds of the Collateral.

                8.9. Waiver of Notice of Dishonor and Protest, etc. Debtor waives dishonor, protest, presentment, demand for payment, notice of dishonor and notice of protest of any instrument at any time held by Secured Party with respect of which Debtor is in any way liable and waives notice of any other action by Secured Party.

                8.10. Assignments. Debtor's rights and obligations under this Agreement are not assignable in whole or in part by operation of law or otherwise. Secured Party may assign its rights and obligations under this Agreement, in whole or in part, without notice to or consent of Debtor and all of such rights shall be enforceable by Secured Party's successors and assigns.

                8.11. Definitions; Multiple Parties; Section Headings. The term "person" when referred to herein shall mean an individual, partnership, corporation or any other legal entity. If more than one Debtor executes this Agreement, the term "Debtor" includes each of the Debtors as well as all of them, and their obligations under this Agreement shall be joint and several. Whenever the context so requires, the neuter gender includes the feminine and masculine and the singular number includes the plural. Unless otherwise defined herein or the context requires otherwise, terms used herein shall have the same meaning as defined in the Uniform Commercial Code as enacted by the State of Florida. Section headings are used herein for convenience only and do not alter or limit the meaning of the language contained in each section.

                8.12. Amendment; Waiver. This Agreement may not be modified or amended nor shall any provision of it be waived except by a written instrument signed by Debtor and by Secured Party.

                8.13. Choice of Law; Waiver of Jury Trial. This Agreement has been delivered in the State of Florida and shall be interpreted, and the rights and liabilities of the parties hereto determined, in accordance with the internal laws (as opposed to the conflicts of law provisions) of the State of Florida. Debtor and Secured Party hereby waive any right to a trial by jury in any action to enforce or defend any matter arising from or related to (i) this Agreement; (ii) any Note; or (iii) any documents or agreements evidencing or relating to this Agreement or any Note. Debtor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law. Nothing in this paragraph shall affect or impair Secured Party's right to serve legal process in any manner permitted by law, or Secured Party's right to bring any action or proceeding against Debtor, or the property of Debtor, in the courts of any other jurisdiction.


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                8.14.   Expenses.  Debtor shall pay all costs and expenses
relating to this Agreement and the Indebtedness, including but not limited to, filing and recording fees, documentary stamps including, without limitation,
Florida documentary stamps in the amount of $        , intangible tax (if any),
and Secured Party's attorney's fees and expenses.

                8.15. Notice. Except as otherwise provided herein, any notice required hereunder shall be in writing and shall be deemed to have been validly served, given or delivered upon deposit in the United States certified or registered mails, with proper postage prepaid, addressed to the party to be notified as follows:

                a.      If to Secured Party at:
                                                -----------------------

                                                -----------------------

                b.      If to Debtor at:
                                                -----------------------
                                                Two Prestige Place
                                                2650 McCormick Drive
                                                Suite 185
                                                Clearwater, Florida  34619

or to such other address as each party may designate for itself by like notice.

                8.16. Severability. If any provision of this Agreement is prohibited by, or is unlawful or unenforceable under, any applicable law of any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such prohibition without invalidating the remaining provisions hereof; provided, however, that any such prohibition in any jurisdiction shall not invalidate such provision in any other jurisdiction.

                8.17. Reliance by Secured Party. All covenants, agreements, representations and warranties made herein by Debtor shall, notwithstanding any investigation by Secured Party, be deemed to be material to and to have been relied upon by Secured Party.

                8.18. Entire Agreement. This Agreement, the Note and the other instruments, agreements and documents contemplated hereby contain the entire agreement between Secured Party and Debtor with respect to the subject matter hereof and supersedes and cancels any prior understanding and agreement between Secured Party and Debtor with respect thereto.

                8.19. Binding Effect. Subject to the provisions of paragraph 8.10, this Agreement shall be binding upon the heirs, personal representatives, successors and assigns of Debtor and shall inure to the benefit of the successors and assigns of Secured Party.

                8.20.   Time.  Time is of the essence in this Agreement.

                8.21. Attorney's Fees. The parties hereby agree that in the event any of the terms and conditions contained in this Agreement, including the indemnification provisions contained herein, must be enforced by reason of any past, existing or future delinquency of payment, of failure of observance or of


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performance by any of the parties hereto, in each such instance, the defaulting party shall be liable for reasonable collection and/or legal fees, trial and appellate levels, any expenses and legal fees incurred, including time spent in supervision of paralegal work and paralegal time, and any other expenses and costs incurred in connection with the enforcement of any available remedy.

                8.22. Capacity. The Secured Party is entering into this Agreement solely in its capacity as Trustee under the Indenture and shall be entitled to the privileges, immunities and protections afforded it thereunder in any actions taken by it as Secured Party hereunder.

        IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

                                                FACT OF WEST FLORIDA, INC., a
                                                Florida corporation



                                                By:
                                                   ----------------------------
                                                   DAVID A. JOHNSTON, President


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


                                  EXHIBIT A

                            COLLATERAL ASSIGNMENT

        FACT OF WEST FLORIDA, INC., a Florida corporation ("Assignor") hereby collaterally assigns to _______________________, as Trustee for the Secured Party ("Assignee") the Contract attached hereto (the "Contract"). This Collateral Assignment shall become absolute upon the occurrence of an Event of Default as defined in the Security Agreement, in which event Assignee shall become the owner of the Contract and shall be entitled to exercise all of the remedies provided in the Security Agreement with respect to such Contract.

        This Collateral Assignment shall be governed and construed in accordance with the laws of the State of Florida and the provisions of the Security Agreement, which is incorporated herein.

        As used herein, all capitalized terms shall have the same meaning as in the Assignor's Registration Statement declared effective by the Securities and Exchange Commission on _____________, 1996.

        IN WITNESS WHEREOF, the Assignor has placed its hand and seal this _____ day of _________________, 199_.

                               FACT OF WEST FLORIDA, INC., a Florida corporation


                               By:
                                  ----------------------------------------------
                                  DAVID A. JOHNSTON, President




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                                  EXHIBIT B

                            COLLATERAL ASSIGNMENT

        FACT OF WEST FLORIDA, INC., a Florida corporation ("Assignor") hereby collaterally assigns to _______________________, as Trustee ("Assignee") the Collateral as set forth in the Security Agreement between Assignor and Assignee of even date herewith (the "Collateral"). This Collateral Assignment shall become absolute upon the occurrence of an Event of Default as defined in the Security Agreement, in which event Assignee shall become the owner of the Collateral and shall be entitled to exercise all of the remedies provided in the Security Agreement with respect to such Collateral.

        This Collateral Assignment shall be governed and construed in accordance with the laws of the State of Florida and the provisions of the Security Agreement, which is incorporated herein.

        IN WITNESS WHEREOF, the Assignor has placed its hand and seal this _____ day of _________________, 199_.

                             FACT OF WEST FLORIDA, INC., a Florida corporation



                             By:
                                ----------------------------------------------
                                DAVID A. JOHNSTON, President


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